Exhibit 99.1

News Release

QEP Resources, Inc.
1050 17th Street, Suite 500
Denver, CO 80265

July 26, 2011

NYSE: QEP

Contact: Scott Gutberlet

Phone: 303-672-6988

QEP RESOURCES REPORTS SECOND QUARTER ADJUSTED EBITDA OF $336.6 MILLION

AND PRODUCTION OF 64.7 BCFE

Company increases 2011 adjusted EBITDA and production guidance and provides an update on operations

DENVER — QEP Resources (NYSE:QEP) reported adjusted EBITDA (a non-GAAP measure) of $336.6 million for the second quarter of 2011 compared to $276.0 million in the 2010 period, a 22% increase. Net realized natural gas prices were 17% lower than a year ago, but were more than offset by a 20% increase in production and higher net realized crude oil and NGL prices at QEP Energy, along with increased gathering and processing margins at QEP Field Services.

ADJUSTED EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended June 30,			6 Months Ended June 30,
	2011	2010	Change	2011	2010	Change
QEP Energy	$247.7	$222.4	11%	$489.7	$437.8	12%
QEP Field Services	86.9	52.3	66	148.3	102.7	44
QEP Marketing and other	2.0	1.3	54	4.4	4.0	10

TOTAL(a)	$336.6	$276.0	22%	$642.4	$544.5	18%

(a)	See attached schedule for a reconciliation of adjusted EBITDA to net income.

QEP Resources net income from continuing operations for the second quarter was $92.8 million or $0.52 per diluted share, compared to $68.8 million or $0.39 per diluted share in the 2010 period. Excluding changes in unrealized gains and losses on natural gas basis-only swaps, gains and losses on non-core asset sales and separation costs, QEP Resources adjusted net income from continuing operations (a non-GAAP measure) was $75.4 million or $0.42 per diluted share in the second quarter compared to $58.7 million or $0.33 per diluted share in the 2010 period.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended June 30,			6 Months Ended June 30,
	2011	2010	Change	2011	2010	Change
QEP Energy	$46.8	$52.6	(11%)	$89.9	$106.4	(16%)
QEP Field Services(a)	44.2	24.3	82	72.2	47.5	52
QEP Marketing and other	1.8	0.5	260	3.9	1.6	144
Separation costs	—	(8.6)	—	—	(8.6)	—

Income from continuing operations(a)	$92.8	$68.8	35%	$166.0	$146.9	13%

Discontinued operations(b)	—	22.0	—	—	43.2	—

NET INCOME(a)	$92.8	$90.8	2%	$166.0	$190.1	(13%)

Earnings per diluted share(c)
From continuing operations	$0.52	$0.39		$0.93	$0.83
Total earnings	$0.52	$0.51		$0.93	$1.07
Weighted average diluted shares	178.6	177.6		178.5	177.4

(a)	Net income represents amounts attributable to QEP Resources after deducting non-controlling interest.
(b)

QEP Resources completed its tax-free spin-off from Questar Corporation on June 30, 2010. In conjunction with the spin-off, QEP Resources distributed the common stock of its wholly-owned subsidiary, Wexpro Company, to Questar. Accordingly, Wexpro’s historical financial results have been presented as discontinued operations in this release.

(c)

The share count for the 2010 period is that of Questar Corporation. The spin-off transaction of QEP Resources was a pro rata distribution of shares of QEP to existing Questar shareholders, therefore the per share statistics are comparable.

“The QEP Resources team continued to execute well in the second quarter,” said Chuck Stanley, President and CEO. “QEP Energy production was up 20% from a year ago. Production growth was driven by strong results from ongoing development activities in our Haynesville Shale and Pinedale Anticline plays, combined with significant contributions from new wells in our Woodford “Cana” Shale and Bakken/Three Forks plays. Our strategy to diversify away from our traditional Rockies focus continues to bear fruit – QEP Energy grew Southern Region production 34% in the second quarter of 2011 compared to the 2010 period. With almost 40% of our 2011 capital directed to oil and liquids-rich gas plays, we grew oil and NGL production 32% in the first half of 2011 compared to the same period a year ago. Oil and NGL production accounted for 27% of QEP Energy net realized production revenues in the first half of 2011 – and that share could grow as we continue to allocate capital to our higher-margin resource plays and benefit from early start-up of our Blacks Fork II gas processing plant in late July,” Stanley added.

Second Quarter 2011 Highlights

•

QEP Energy grew natural gas, oil and NGL net production to 64.7 billion cubic feet of natural gas equivalent (Bcfe) compared to 53.7 Bcfe in the 2010 period. Crude oil and NGL comprised 12% of reported production volumes.

•

QEP Energy adjusted EBITDA increased 11% compared to the 2010 period, driven by a 20% increase in production and increased net realized liquid prices – 39% for crude oil and 30% for NGL, partially offset by a 17% decrease in net realized natural gas prices.

•

QEP Energy net realized natural gas prices averaged $4.04 per thousand cubic feet (Mcf), compared to $4.87 per Mcf in the 2010 period. Field-level natural gas prices in 2011 were $3.39 per Mcf compared to $3.40 per Mcf in 2010. Natural gas-related derivative settlements increased net revenues $36.8 million in 2011 ($0.65 per Mcf) compared to $70.1 million in 2010 ($1.47 per Mcf).

•

QEP Energy net crude oil and NGL revenues (including the settlement of crude oil-related derivatives) increased 79% compared to the second quarter of 2010 and represented 30% of net realized production revenues.

•

Net realized crude oil prices averaged $91.59 per barrel, up 39% compared to the 2010 period. Oil related derivative settlements increased net revenues $0.1 million compared to a decrease of $1.8 million in 2010.

•	Net realized NGL prices at QEP Energy averaged $41.82 per barrel, up 30% compared to the 2010 period.
•

QEP Field Services adjusted EBITDA increased 66% compared to the second quarter of 2010, driven by a 36% increase in gathering margin and a 92% increase in processing margin. Net income was $44.2 million, up 82% from $24.3 million in the second quarter of 2010.

•

QEP Energy capital investment (on an accrual basis) year-to-date was $639.6 million comprised of $609.8 million in drilling and completion costs and other expenditures (including $0.5 million of dry hole exploration expense) and $29.8 million in property acquisition costs.

•

QEP Field Services capital investments (on an accrual basis) year-to-date to expand capacity at its gathering, processing and treating facilities in western Wyoming, eastern Utah and the Haynesville/Cotton Valley area of northwest Louisiana totaled $33.2 million.

•

Field Services introduced gas into the Blacks Fork II plant on July 14th, and is now in the process of testing and loading the plant. QEP should be in full NGL recovery mode by early August. QEP Energy entered into a fee-based processing agreement with QEP Field Services under which Field Services will provide cryogenic gas processing services for QEP Energy’s Pinedale production volumes at Blacks Fork II.

QEP raises 2011 adjusted EBITDA and Production Guidance

QEP now expects 2011 adjusted EBITDA to range from $1,275 to $1,325 million, compared to a previously forecast range of $1,200 to $1,300 million. QEP Energy expects 2011 production should range from 265 to 269 Bcfe, compared to a previously forecast range of 263 to 267 Bcfe.

The company’s guidance assumes hedge positions in place on the date of this release and other assumptions summarized in the table below:

Guidance and Assumptions

	2011	2011
	Current	Previous
QEP Resources adjusted EBITDA (millions)	$1,275-$1,325	$1,200-$1,300
QEP Energy capital investment (millions)	$1,173	$1,050
QEP Field Services capital investment (millions)	125	150
QEP Marketing and Other capital investment (millions)	2	—

Total QEP Resources capital investment (millions)	$1,300	$1,200
QEP Energy production – Bcfe	265-269	263-267
NYMEX gas price per MMBtu(a)	$4.00-$4.50	$3.75-$4.50
NYMEX crude oil price per bbl(a)	$90.00-$100.00	$85.00-$95.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.50-$0.30	$0.60-$0.40
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.30-$0.15	$0.40-$0.20

(a)	For remaining 2011 un-hedged volumes

Approximately 72% of QEP Energy’s forecast natural gas production and 29% of forecast oil production for the remainder of 2011 is hedged with a combination of fixed price swaps and price collars. On a natural gas equivalent basis, the company has 62% of its forecast production for the remainder of 2011 hedged. A table with details of the Company’s hedge positions is included at the end of this release.

QEP now forecasts 2011 total capital investment of $1,300 million, comprised of $1,173 million in QEP Energy, $125 million in QEP Field Services, and $2 million in QEP Marketing. The $123 million increase in forecasted capital investment in QEP Energy is due to: 1) a forecasted increase in the number of net completed Pinedale and Haynesville Shale wells by year-end due to continued drilling/completion efficiency gains; 2) QEP’s assumption of additional working interests in certain Pinedale wells due to partner elections not to participate in same; 3) increased completed well costs in the Bakken and Cana Shale plays due to escalating drilling and completion costs that have not been offset by efficiency gains; and 4) the anticipated addition of two drilling rigs in each of the Bakken/Three Forks and Pinedale plays in the fourth quarter of 2011. Forecasted capital investment in QEP Field Services declined $25 million versus the prior forecast due to early completion of the Blacks Fork II gas processing plant and slight changes in timing of expenditures on certain other gathering and processing projects.

QEP Energy Results

QEP Energy increased second quarter production 20% to 64.7 Bcfe compared to 53.7 Bcfe in the 2010 period. The Southern Region (formerly the Midcontinent region) contributed 57% of current year production compared to 51% in the 2010 period.

QEP Energy – Production by Major Area (Bcfe)

	3 Months Ended June 30,			6 Months Ended June 30,
	2011	2010	Change	2011	2010	Change

Southern Region
Haynesville/Cotton Valley	25.6	18.5	38%	53.8	34.7	55%
Midcontinent	11.3	9.0	26	21.9	19.0	15

Total Southern Region	36.9	27.5	34	75.7	53.7	41

Northern Region
Pinedale Anticline	17.8	16.5	8	34.0	32.0	6
Uinta Basin	5.0	5.4	(7)	(a)11.4	10.6	8
Rockies Legacy	5.0	4.3	16	9.5	8.9	7

Total Northern Region	27.8	26.2	6	54.9	51.5	7

Total QEP Energy	64.7	53.7	20%	130.6	105.2	24%

Includes 1.6 Bcfe in Q1 from prior periods due to a change in ownership interest in a federal unit.

QEP Energy – Commodity Prices

	3 Months Ended June 30,			6 Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Average field-level natural gas price ($ per Mcf)	$3.39	$3.40	—%	$3.37	$4.06	(17%)
Natural gas hedging impact ($ per Mcf) (a)	1.13	2.04		1.19	1.52

Average revenue ($ per Mcf)	4.52	5.44		4.56	5.58
Realized losses on basis-only swaps ($ per Mcf) (b)	(0.48)	(0.57)		(0.51)	(0.66)

Net realized natural gas price ($ per Mcf)	$4.04	$4.87	(17%)	$4.05	$4.92	(18%)

Average field-level oil price ($ per bbl)	$91.45	$68.32	34%	$86.88	$68.75	26%
Oil hedging impact ($ per bbl) (a)	0.14	(2.66)		0.07	(2.79)

Net realized oil price ($ per bbl)	$91.59	$65.66	39%	$86.95	$65.96	32%

Average field-level NGL price ($ per bbl)	$41.82	$32.10	30%	$43.12	$37.93	14%

(a)	Reported in revenues in the consolidated income statement.
(b)	Reported below operating income in the consolidated income statement.

QEP Energy – Production Costs (per Mcfe)

	3 Months Ended June 30,			6 Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Depreciation, depletion and amortization	$2.67	$2.59	3%	$2.68	$2.61	3%
Lease operating expense	0.54	0.54	—	0.52	0.55	(5)
General and administrative expense	0.35	0.35	—	0.36	0.36	—
Allocated interest expense	0.32	0.35	(9)	0.31	0.36	(14)
Production taxes	0.39	0.34	15	0.37	0.38	(3)

Production costs	$4.27	$4.17	2%	$4.24	$4.26	—%

•

Depreciation, depletion and amortization expense per Mcfe (the DD&A rate) increased compared to 2010 primarily as the result of an increased proportion of production coming from the Company’s Haynesville/Cotton Valley properties. The higher DD&A rate of the Haynesville/Cotton Valley properties reflects a significant component of amortizing leasehold pool costs as a result of 2008 producing property acquisitions.

•

QEP Energy cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes was $1.60 per Mcfe in the second quarter, compared to $1.58 per Mcfe in the 2010 period, a 1% increase.

•

Lease operating expense per Mcfe decreased in the year-to-date period compared to 2010 as the result of increased production volumes in lower cost areas. Growing production from new high-rate, low-operating cost wells in the Haynesville/Cotton Valley area and in Pinedale coupled with declining production from higher cost areas is lowering average per Mcfe lease operating expense.

•	Production taxes per Mcfe increased in the current quarter compared to 2010 as the result of increased field-level crude oil and NGL prices.

QEP Energy Operations Update

Growth continues in the Haynesville Shale of NW Louisiana

Since the last update, QEP has completed 16 additional company-operated Haynesville wells, each with strong production rates and pressures. Year-to-date in 2011, QEP drill times averaged 32 days from spud to total depth on company-operated Haynesville wells, down from 37 days in 2010. Improved drilling performance and completion efficiencies have allowed QEP to remain the lowest cost operator in its portion of the Haynesville play. QEP-operated gross completed well costs averaged $9.1 million year-to-date in 2011 compared to $9.3 million in 2010. QEP has 11 wells waiting on completion or being completed and will have 6 operated rigs working in the Haynesville play for most of the balance of the year. The Company also participated in 10 outside-operated Haynesville wells that were completed and turned to sales since the last operations update. Working interest in these wells ranged from 5% to 26%. QEP has interests in 10 outside-operated Haynesville wells that are waiting on completion and 9 outside-operated wells that are currently drilling. Slides with maps and other supporting materials referred to in this release are posted on the Company’s website www.qepres.com – please refer to slides 3 and 4 for additional information on QEP’s Haynesville activities.

During the second quarter of 2011, the company’s Haynesville net production averaged approximately 226 MMcfd and Cotton Valley/Hosston net production averaged approximately 54 MMcfd. QEP net production from the Haynesville play was impacted by the Company’s decision to further restrict the flowing rate of Haynesville wells to decrease near-wellbore pressure drawdown. Slide 5 provides a comparison of the performance of QEP operated wells produced with restricted flow rates to two groups of outside operated nearby wells produced with unrestricted flow rates. The Company believes restricted flow rates minimize reservoir and propped fracture damage which should lead to increased ultimate recoverable reserves.

QEP on track to deliver 95 to 100 new Pinedale well completions in 2011

QEP has completed and turned to sales 52 new wells at Pinedale since resuming completion operations in mid-March 2011. The company discontinues completion operations at Pinedale during the coldest months of the winter which causes a production decline in the first and second quarters of each year compared to the fourth quarter of the prior year. QEP currently has 34 operated wells drilled and cased and waiting on completion. Improved drilling performance has translated directly into lower Pinedale well costs, with second quarter 2011 drill times averaging 13.8 days from spud to total depth with resultant average gross completed well costs of approximately $3.8 million. The average drill time from spud to total depth in 2010 was 17 days. The company has 4 rigs currently working at Pinedale and plans to add 2 rigs by early 2012. During the second quarter of 2011, QEP’s Pinedale net production averaged approximately 196 MMcfed. Slides 6 and 7 provide additional details on QEP’s Pinedale activity.

Strong industry activity continues in the Woodford “Cana” Shale play

QEP has completed and turned to sales 4 new QEP-operated Woodford “Cana” Shale wells in western Oklahoma. QEP has 2 operated wells currently being drilled and 3 operated wells waiting on completion. The company currently operates 17 producing wells and has a non-operated working interest in 143 producing wells across the play. The company also has interests in 17 wells currently being drilled and 17 wells waiting on completion that are operated by others. During the second quarter of 2011, QEP net production from the play averaged approximately 37 MMcfed and the company anticipates operating 3 rigs in the play for most of the second half of 2011. QEP now has 77,600 net acres in the Cana play, an increase of 2,300 net acres over the first quarter of 2011. Slide 8 shows QEP’s acreage and additional details on the Cana play.

Bakken/Three Forks production grows on company’s 90,000 acre North Dakota leasehold

QEP has completed and turned to sales 4 additional operated wells in the Williston Basin of North Dakota, 3 producing from the Bakken Formation and one from the Three Forks Formation. QEP has 3 company-operated rigs drilling in the Bakken/Three Forks play and plans to add 2 QEP-operated rigs by early 2012 to accelerate development of QEP’s acreage position via pad drilling. Initial results for the four recently completed wells, all long lateral horizontals, are summarized below.

Well Name	First Sales	Working Interest	Peak Daily Rate		Reservoir
MHA 2-29-30H-150-90	05-29-2011	100%	935 Boepd	(a)	Bakken
MHA 2-01-02H-149-91	06-07-2011	60%	831 Boepd	(a)	Bakken
MHA 3-05-08-147-92	07-06-2011	100%	1,448 Boepd	(b)	Three Forks
MHA 1-05-08-147-92	07-08-2011	100%	2,650 Boepd	(b)	Bakken

(a)	Rate restricted prior to drill-out of sliding sleeve baffles.
(b)	Rate restricted due to trucking limitations. Wells will be connected to pipeline by early Q4 2011

QEP has 6 operated wells waiting on completion in the play and interests in 6 outside-operated wells currently being drilled and 8 outside-operated wells waiting on completion. The company operates 17 producing wells in the play and has a working interest in 69 producing wells that are operated by others. During the second quarter of 2011, QEP’s Bakken/Three Forks net production averaged approximately 2,639 Boepd. Slide 9 shows QEP’s acreage and activity in the Bakken/Three Forks play.

Granite Wash and Atoka Wash horizontal development in the Texas Panhandle

Since the last operations update, the company has completed and turned to sales 2 additional QEP operated Atoka Wash horizontal wells and one additional Caldwell zone horizontal well in Wheeler County, TX. The Moore 10W #3H and 10W #4H wells, located on the southern edge of QEP’s acreage block, are currently producing gas at uneconomic rates from the Atoka Wash. The Morrison 33 #6H completed in the Caldwell zone, had first sales on July 18 and produced at a peak daily rate after processing of 2,480 Bbls of oil and NGL per day plus 5.5 MMcfd of dry gas. QEP has a 51% working interest in the well. In addition to the 3 wells completed during the quarter, continued testing of the Franklin 46 #1-H Cherokee zone horizontal well, reported in QEP’s last operations update, indicates that the target zone is water-bearing.

The company is currently drilling one Cherokee zone horizontal well and one Caldwell zone horizontal well and has 2 Atoka Wash horizontal wells waiting on completion. QEP is also participating in one outside-operated well currently being drilled and has an interest in 2 outside-operated wells waiting on completion. QEP has approximately 40,300 net acres in the “Wash” plays in the western Anadarko Basin including 26,700 acres in the Texas Panhandle. QEP has a working interest in a total of 43 producing horizontal Granite Wash/Atoka Wash wells in the Texas Panhandle and anticipates decreasing its operated rig count in this play to one rig for most of the second half of 2011 to avoid drilling new wells ahead of the evaluation of offset well results. During the second quarter of 2011, net production from this play (vertical and horizontal wells) averaged approximately 43 MMcfed. Slide 10 shows QEP’s acreage position and the location of recent QEP-operated wells in the play.

QEP Field Services Adjusted EBITDA Up 66%; Gathering volumes up 6%; Fee-based processing volumes up 6%; NGL sales volume up 36%

QEP Field Services (Field Services) – a QEP subsidiary that provides gas gathering and processing services – second quarter adjusted EBITDA increased 66% to $86.9 million compared to $52.3 million in the 2010 period. The increase was the result of higher gathering and processing margins.

•

Gathering margin (total gathering revenues less gathering related operating expenses) increased 36%, or $ 13.7 million, driven primarily by increased other gathering revenue related to a third party processing arrangement for certain gas volumes in the Northern Region and a 6% increase in gathering system throughput volume to 1.3 million MMBtu per day. The increased volumes were primarily in the Southern Region (Haynesville/Cotton Valley area).

•

Processing margin (total processing plant revenues less plant operating expenses and shrinkage) increased 92%, or $20.5 million, driven by 107% higher keep-whole processing margins and increased fee-based processing volumes. The increased keep-whole processing margin was mostly the result of a 39% increase in NGL prices and a 36% increase in NGL volumes. Fee-based processing volumes increased 6% compared to 2010 primarily as the result of the start-up of the 150 MMcf per day Iron Horse cryogenic processing plant in eastern Utah during the first quarter of 2011.

•	Approximately 69% of Field Services’ second quarter net operating revenue was derived from fee-based gathering and processing activities compared to 77% in the 2010 period.
•	QEP Field Services gathering volumes totaled 121.1 million MMBtu for the second quarter of 2011 compared to 114.2 million MMBtu for the second quarter of 2010, a 6% increase.
•	Fee-based processing volumes totaled 60.3 million MMBtu in the 2011 quarter compared to 57.1 million MMBtu in the 2010 quarter, a 6% increase.
•	NGL sales volumes totaled 36.4 million gallons during the 2011 quarter compared to 26.7 million gallons during the 2010 quarter, a 36% increase.
•	The 150 MMcfd Iron Horse cryogenic processing plant in eastern Utah came on line in the first quarter of 2011. This plant predominantly provides fee-based processing services to third-parties.
•

Construction of the 420 MMcfd Blacks Forks II cryogenic gas processing plant in southwest Wyoming was mechanically completed on July 14th, well ahead of schedule. The plant is currently being loaded with gas for testing. When fully operational, the Blacks Fork II plant will have the capacity to extract an incremental 15,000 bbls per day of NGL net to QEP Resources. Including the Blacks Fork II plant, QEP Field Services owns and operates processing plants in the Northern (Rocky Mountain) Region with an aggregate processing capacity of 1.37 Bcfd of natural gas. Slides 11 to 13 show the location of QEP Field Services assets and the new Blacks Fork II plant.

Second Quarter 2011 Results Conference Call

QEP Resources management will discuss second quarter 2011 results in a conference call on Wednesday, July 27, beginning at 11:00 a.m. ET. The call can be accessed at www.qepres.com. A replay of the teleconference will be available on the website and from July 27 to August 11 by dialing (800) 642-1687 in the U.S. or (706) 645-9291 outside the U.S., and then entering passcode 81682070. In addition, updated maps showing QEP’s leasehold and current activity for key operating areas discussed in this release can be found on the company’s website.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: forecasted adjusted EBITDA, production and capital investment for 2011 and related assumptions for such guidance; percentage of net realized production revenues attributed to oil and NGL production; number of rigs planned in operating areas; changes in lease operating expenses; the effects of restricting the flowing rate at the Haynesville Shale; and the capacity of the Blacks Fork II plant and the timing of such plant being fully operational. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the availability of capital; changes in local, regional, national and global demand for natural gas, oil and NGL; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; weather conditions; changes in maintenance and construction costs; the availability and cost of credit; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit QEP Resources’ Internet site at: www.qepres.com.

Hedge Positions – July 26, 2011

Time Periods	Northern Region	Southern Region	Total	Northern Region	Southern Region	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2011 remaining	40.2	26.5	66.7	$4.22	$4.94	$4.50
2012	46.9	65.8	112.7	$5.37	$4.23	$4.71
2013	50.3	—	50.3	$5.54	—	$5.54

	Gas (Bcf) collars			Estimated Average price per Mcf, net to the well
				Floor-Ceiling	Floor-Ceiling	Floor-Ceiling
2011 remaining	7.0	7.5	14.5	$3.13 - $5.45	$5.10 - $6.71	$4.14 - $6.10

	Oil (Mbbl) fixed-price swaps			Average price per bbl, net to the well
2011 remaining	92	—	92	$98.00	—	$98.00
2012	732	183	915	$93.13	$108.00	$96.10
2013	—	183	183	—	$103.80	$103.80

	Oil (Mbbl) collars			Estimated Average price per Bbl, net to the well
				Floor-Ceiling	Floor-Ceiling	Floor-Ceiling
2011 remaining	432	120	552	$51.38 - $99.98	$53.00 - $109.75	$51.73 - $102.10

QEP RESOURCES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
	(in millions, except per share amounts)
REVENUES
Natural gas sales	$258.1	$260.6	$529.1	$525.2
Oil sales	80.0	44.7	142.3	89.6
NGL sales	16.5	9.0	33.7	18.1
Gathering, processing and other	123.5	80.4	221.4	162.3
Resale sales	306.0	134.9	453.8	314.6

Total Revenues	784.1	529.6	1,380.3	1,109.8
OPERATING EXPENSES
Lease operating expense	34.3	28.6	67.1	56.9
Gathering, processing and other	27.2	19.6	52.4	43.1
General and administrative	28.7	25.7	60.4	50.9
Separation costs	—	14.0	—	14.0
Production and property taxes	27.1	19.0	50.8	41.9
Depreciation, depletion and amortization	186.6	151.6	377.4	299.0
Exploration expense	2.3	2.7	5.1	6.3
Abandonment and impairment	5.3	9.3	10.7	16.9
Resale purchases	303.9	133.9	450.6	311.8

Total Operating Expenses	615.4	404.4	1,074.5	840.8
Net gain (loss) from asset sales	0.2	2.4	0.2	1.5

OPERATING INCOME	168.9	127.6	306.0	270.5
Interest and other income (loss)	(0.4)	2.0	0.2	2.8
Income from unconsolidated affiliates	1.3	0.6	2.2	1.4
Interest expense	(22.1)	(20.3)	(44.2)	(40.2)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	147.7	109.9	264.2	234.5
Income taxes	(54.2)	(40.4)	(96.9)	(86.3)

INCOME FROM CONTINUING OPERATIONS	93.5	69.5	167.3	148.2
Discontinued operations, net of income tax	—	22.0	—	43.2

NET INCOME	93.5	91.5	167.3	191.4
Net income attributable to non-controlling interest	(0.7)	(0.7)	(1.3)	(1.3)

NET INCOME ATTRIBUTABLE TO QEP	$92.8	$90.8	$166.0	$190.1

EARNINGS PER COMMON SHARE—ATTRIBUTABLE TO QEP
Basic from continuing operations	$0.52	$0.39	$0.94	$0.84
Basic from discontinued operations	—	0.13	—	0.25

Basic total	$0.52	$0.52	$0.94	$1.09

Diluted from continuing operations	$0.52	$0.39	$0.93	$0.83
Diluted from discontinued operations	—	0.12	—	0.24

Diluted total	$0.52	$0.51	$0.93	$1.07

Weighted-Average Common Shares Outstanding
Used in basic calculation	176.6	175.1	176.4	175.0
Used in diluted calculation	178.6	177.6	178.5	177.4

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2011	December 31, 2010

	(in millions)
ASSETS
Current Assets
Accounts receivable, net	$340.7	$269.9
Fair value of derivative contracts	183.8	257.3
Inventories, at lower of average cost
Gas and oil storage	11.7	16.4
Materials and supplies	85.8	65.4
Prepaid expenses and other	33.6	45.2

Total Current Assets	655.6	654.2

Property, Plant and Equipment (successful efforts method for gas and oil properties)
Proved Properties	7,503.8	6,874.3
Unproved properties, not being depleted	323.1	322.0
Midstream field services	1,393.1	1,360.5
Marketing and other	45.6	44.5

Total Property, Plant and Equipment	9,265.6	8,601.3
Less Accumulated Depreciation, Depletion and Amortization
Exploration and production	2,800.2	2,454.4
Midstream field services	270.2	244.6
Marketing and other	13.3	12.3

Total Accumulated Depreciation, Depletion and Amortization	3,083.7	2,711.3

Net Property, Plant and Equipment	6,181.9	5,890.0

Investment in unconsolidated affiliates	44.0	44.5
Goodwill	59.6	59.6
Fair value of derivative contracts	109.3	120.8
Other noncurrent assets	24.6	16.2

TOTAL ASSETS	$7,075.0	$6,785.3

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$18.0	$19.5
Accounts payable and accrued expenses	430.6	332.2
Production and property taxes	31.4	18.9
Interest payable	24.9	28.1
Fair value of derivative contracts	75.8	139.3
Deferred income taxes	2.2	27.8
Current portion of long-term debt	—	58.5

Total Current Liabilities	582.9	624.3

Long-term debt, less current portion	1,572.6	1,472.3
Deferred income taxes	1,470.3	1,377.7
Asset retirement obligations	155.7	148.3
Fair value of derivative contracts	—	0.3
Other long-term liabilities	109.1	99.3
EQUITY
Common Stock	1.8	1.8
Treasury Stock	(10.8)	(3.8)
Additional paid-in capital	416.7	398.0
Retained earnings	2,579.4	2,420.0
Accumulated other comprehensive income	145.7	194.3

Total Common Shareholders’ Equity	3,132.8	3,010.3
Non-controlling interest	51.6	52.8

Total Equity	3,184.4	3,063.1

TOTAL LIABILITIES AND EQUITY	$7,075.0	$6,785.3

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(Unaudited)

	6 Months Ended June 30,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$167.3	$191.4
Discontinued operations, net of income tax	—	(43.2)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	377.4	299.0
Deferred income taxes	95.7	117.2
Abandonment and impairment	10.7	16.9
Share-based compensation	10.8	7.1
Amortization of debt issuance costs and discounts	1.5	0.6
Dry exploratory well expense	0.5	—
Net (gain) from asset sales	(0.2)	(1.4)
(Income) from unconsolidated affiliates	(2.2)	(1.4)
Distributions from unconsolidated affiliates and other	2.6	1.2
Unrealized (gain) loss on basis-only swaps	(58.8)	(62.1)
Changes in operating assets and liabilities	23.3	(57.2)

Net Cash Provided By Operating Activities Of Continuing Operations	628.6	468.1

INVESTING ACTIVITIES
Property acquisitions	(29.8)	(63.8)
Property, plant and equipment, including dry exploratory well expense	(632.0)	(592.3)
Proceeds from disposition of assets	1.6	4.7
Change in notes receivable	—	52.9

Net Cash Used In Investing Activities Of Continuing Operations	(660.2)	(598.5)

FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	(1.5)	14.6
Long-term debt issued	200.0	—
Long-term debt issuance costs paid	—	(9.8)
Current Portion Long-term debt repaid	(58.5)	—
Change in notes payable	—	(39.3)
Long-term debt repaid	(100.0)	(102.0)
Equity contribution	—	250.0
Other capital contributions	1.0	—
Dividends paid	(7.1)	—
Distribution from Questar	0.2	—
Distribution to noncontrolling interest	(2.5)	(2.4)

Net Cash Provided from (Used In) Financing Activities Of Continuing Operations	31.6	111.1

CASH USED IN CONTINUING OPERATIONS	$—	(19.3)

Cash provided by operating activities of discontinued operations	—	68.6
Cash used in investing activities of discontinued operations	—	(39.9)
Cash used by financing activities of discontinued operations	—	(26.9)
Effect of change in cash and cash equivalents of discontinued operations	—	(1.8)

Change in cash and cash equivalents	—	(19.3)
Beginning cash and cash equivalents	—	19.3

Ending cash and cash equivalents	$—	$ —

QEP RESOURCES, INC.

OPERATIONS BY LINE OF BUSINESS

(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
	(in millions)
Revenues
QEP Energy	$513.2	$315.8	$865.9	$635.5
QEP Field Services	120.2	78.5	215.3	158.8
QEP Marketing and other	150.7	135.3	299.1	315.5

Total	$784.1	$529.6	$1,380.3	$1,109.8

Operating Income
QEP Energy	$95.3	$101.0	$183.2	$204.8
QEP Field Services	72.3	39.5	119.6	76.6
QEP Marketing and other	1.3	1.1	3.2	3.1
Separation costs	—	(14.0)	—	(14.0)

Total	$168.9	$127.6	$306.0	$270.5

Net Income (Loss) from Continuing Operations Attributable to QEP Resources
QEP Energy	$46.8	$52.6	$89.9	$106.4
QEP Field Services	44.2	24.3	72.2	47.5
QEP Marketing and other	1.8	0.5	3.9	1.6
Separation costs	—	(8.6)	—	(8.6)

Total	$92.8	$68.8	$166.0	$146.9

QEP RESOURCES, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
QEP Energy production volumes
Natural gas (Bcf)	57.0	47.9	116.1	94.2
Oil (Mbbl)	873.6	681.6	1,636.6	1,359.4
NGL (Mbbl)	394.3	280.8	780.6	476.2
Total production (Bcfe)	64.7	53.7	130.6	105.2
Average daily production (MMcfe)	710.8	590.0	721.7	581.2
QEP Energy average net realized price
Natural gas (per Mcf)	$4.04	$4.87	$4.05	$4.92
Oil (per bbl)	$91.59	$65.66	$86.95	$65.96
NGL (per bbl)	$41.82	$32.10	$43.12	$37.93
Oil and NGL (per bbl)	$76.12	$55.87	$72.80	$58.69

Production by Major Area
QEP Energy—Natural Gas (Bcf)
Haynesville/CottonValley	25.5	18.4	53.6	34.5
Midcontinent	8.0	6.6	15.8	14.8
Pinedale Anticline	17.0	15.7	32.4	30.4
Uinta Basin	3.4	3.7	8.2	7.4
Rockies Legacy	3.1	3.5	6.1	7.1

Total	57.0	47.9	116.1	94.2

QEP Energy – Oil (Mbbl)
Haynesville/CottonValley	10.5	15.9	24.0	36.0
Midcontinent	191.8	159.3	356.5	324.9
Pinedale Anticline	139.2	129.8	269.8	254.8
Uinta Basin	233.4	235.3	458.7	470.0
Rockies Legacy	298.7	141.3	527.6	273.7

Total	873.6	681.6	1,636.6	1,359.4

QEP Energy—NGL (Mbbl)

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
Haynesville/CottonValley	-	-	-	-
Midcontinent	339.3	229.6	664.8	370.4
Pinedale Anticline	—	—	—	—
Uinta Basin	25.2	30.8	59.5	57.7
Rockies Legacy	29.8	20.4	56.3	48.1

Total	394.3	280.8	780.6	476.2

QEP Production by Major Area (Bcfe)
Haynesville/CottonValley	25.6	18.5	53.8	34.7
Midcontinent	11.3	9.0	21.9	19.0
Pinedale Anticline	17.8	16.5	34.0	32.0
Uinta Basin	5.0	5.4	11.4	10.6
Rockies Legacy	5.0	4.3	9.5	8.9

Total	64.7	53.7	130.6	105.2

QEP Field Services Gathering Margin
Gathering	$38.7	$38.4	$78.1	$74.4
Other Gathering	$25.0	$7.9	$42.7	$18.6
Gathering (expense)	($12.4)	($8.7)	($24.3)	($18.6)

Gathering Margin	$51.3	$37.6	$96.5	$74.4

Operating Statistics
Natural gas gathering volumes (millions of MMBtu)
For unaffiliated customers	66.0	65.2	127.1	135.7
For affiliated customers	55.1	49.0	113.0	92.2

Total gathering	121.1	114.2	240.1	227.9

Gathering revenue (per MMBtu)	$0.32	$0.34	$0.33	$0.33

QEP Field Services Processing Margin
NGL Sales	$45.1	$23.8	$73.7	$49.7
Processing (fee based)	$12.2	$9.0	$22.2	$17.3
Processing (expense)	($3.1)	($3.0)	($5.8)	($6.0)
Processing plant shrinkage (expense)	($11.4)	($7.5)	($21.6)	($17.9)

Processing Margin	$42.8	$22.3	$68.5	$43.1

Frac spread (NGL sales – Processing plant shrinkage)	$33.7	$16.3	$52.1	$31.8
Operating Statistics
NGL sales (MMgal)	36.4	26.7	64.2	51.5
NGL sales price (per gal)	$1.24	$0.89	$1.15	$0.96
Fee-based processing (millions of MMBtu)
For unaffiliated customers	33.1	30.4	64.5	58.5
For affiliated customers	27.2	26.7	52.8	52.3

Total fee-based processing volumes	60.3	57.1	117.3	110.8

Fee-based processing (per MMBtu)	$0.21	$0.16	$0.19	$0.16

QEP Marketing gas and oil marketing volumes (millions of MMBtu)	89.6	53.8	145.9	109.7

QEP RESOURCES, INC.

NON-GAAP MEASURES

(Unaudited)

This release contains references to a non-GAAP measure of earnings per diluted share from continuing operations excluding gains and losses from asset sales, unrealized gains and losses on basis-only swaps, separation costs and loss on early extinguishment of debt. Management believes earnings per diluted share excluding asset sales, unrealized basis-only swaps, separation costs and loss on early extinguishment of debt is an important measure of the Company's operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding gains and losses on assets sales, unrealized gains and losses on basis-only swaps, separations costs and loss on early extinguishment of debt:

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
	(in millions, except earnings per share)
Net income attributable to QEP Resources	$92.8	$90.8	$166.0	$190.1
Less: Discontinued operations	—	(22.0)	—	(43.2)

Net Income from continuing operations attributable to QEP Resources	$92.8	$68.8	$166.0	$146.9
Exclusion of net (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss on early extinguishment of debt from net income
Net (gain) loss from asset sales	(0.2)	(2.4)	(0.2)	(1.5)
Income taxes on net (gain) loss on asset sales	0.1	0.9	0.1	0.6
Unrealized (gain) loss on basis-only swaps	(27.6)	(27.4)	(58.8)	(62.1)
Income taxes on unrealized (gain) loss on basis-only swaps	10.3	10.2	21.9	23.1
Separation costs	—	14.0	—	14.0
Income taxes on separation costs	—	(5.4)	—	(5.4)

After-tax (gain) loss on assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(17.4)	(10.1)	(37.0)	(31.3)

Net income attributable to QEP Resources excluding (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	$75.4	$58.7	$129.0	$115.6

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO QEP RESOURCES
Diluted	$0.52	$0.39	$0.93	$0.83
Diluted after-tax (gain) loss from asset sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(0.10)	(0.06)	(0.21)	(0.18)

Earnings per diluted share attributable to QEP Resources excluding asset sales, unrealized (gain) loss on basis only swaps, separation costs and loss from early extinguishment of debt	$0.42	$0.33	$0.72	$0.65

Weighted-Average Common Shares Outstanding
Diluted	178.6	177.6	178.5	177.4

This release also contains references to a non-GAAP measure of adjusted EBITDA. Management defines adjusted EBITDA as net income before the following items: discontinued operations, unrealized gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, separation costs, loss on early extinguishment of debt, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes adjusted EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following table reconciles QEP Resources’ net income to adjusted EBITDA:

	3 Months Ended June 30,		6 Months Ended June 30,
	2011	2010	2011	2010
	(in millions)
Net income attributable to QEP Resources	$92.8	$90.8	$166.0	$190.1
Net income attributable to non-controlling interest	0.7	0.7	1.3	1.3

Net Income	93.5	91.5	167.3	191.4
Discontinued operations, net of tax	—	(22.0)	—	(43.2)

Income from continuing operations	93.5	69.5	167.3	148.2
Unrealized (gain) loss on basis-only swaps	(27.6)	(27.4)	(58.8)	(62.1)
Net (gain) loss from asset sales	(0.2)	(2.4)	(0.2)	(1.5)
Interest and other income	0.4	(2.0)	(0.2)	(2.8)
Income taxes	54.2	40.4	96.9	86.3
Interest expense	22.1	20.3	44.2	40.2
Separation costs	—	14.0	—	14.0
Depreciation, depletion and amortization	186.6	151.6	377.4	299.0
Abandonment and impairment	5.3	9.3	10.7	16.9
Exploration	2.3	2.7	5.1	6.3

Adjusted EBITDA	$336.6	$276.0	$642.4	$544.5